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                                                                    EXHIBIT 10.5

                       MANAGEMENT AND SECURITY AGREEMENT
                                  (CWC, INC.)

     THIS MANAGEMENT AND SECURITY AGREEMENT (the "Agreement") is entered into as of the _____ day of ________________, 199_ by and between Complete Wellness Centers, Inc., a Delaware corporation ("CWC") having its principal office at 725 Independence Avenue, Washington, D.C. 20003, licensed to do business in the State of ((State)) or shall be so licensed at the time of Integration and ((CWMC_Name)), a ((State)) professional or business corporation, as the case may be and referred to hereinafter as "Medcorp."

     WHEREAS, CWC provides integrated practice consulting and management services to various healthcare companies either directly or through a designee; and

     WHEREAS, CWC desires to provide comprehensive administrative and other management services to Medcorp as more particularly described hereinafter; and

     WHEREAS Medcorp desires to avail itself of the services rendered by CWC or CWC's designee on an exclusive basis,

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

                                  DEFINITIONS.

     "Administrator" is defined as ((CWMC_Name)), a management company with which CWC shall contract pursuant to a separate agreement (the "Integrated Contract") to perform the day-to-day Management Services required by Medcorp.

     "Advances" are defined as those funds advanced by CWC to Medcorp to fund costs, operating deficits and expenses at an interest rate of Ten percent (10%) per annum and secured by appropriate security as determined in CWC's sole discretion. The Advances are not included in the Loan proceeds and shall be evidence by appropriate documentation.

     "Agreement" is defined as the Management and Security Agreement entered into by and between Complete Wellness Centers, Inc. and Medcorp, the parties hereto.

     "Collective Advertising" is defined as regional and/or national advertising and "Yellow Page" advertising for clusters of clinics.

     "CWC Fee" is defined as the fair market value of services received by CWC for goods and services rendered to Medcorp pursuant to Exhibit "A" attached hereto.

     "CWC Services" is defined as all services rendered by CWC such as general consultation; marketing support; group purchasing; managed care contracts; ongoing consulting; loan to Medcorp; agreements and protocols with regard to the Integrated Practice; recruitment of medical doctors plus all Management Services (as defined hereinafter).

     "Confidential Information" is defined as the terms and conditions of this Agreement or any information of any kind, nature or description concerning any matters affecting or relating to the business of the other party hereto, including, without limiting the foregoing, the names of Patients, the prices paid for goods and services, manner of operation of business or plans or processes, or any other data or information of any kind, nature or description which effects or relates to the other's business without regard to whether any or all of the foregoing would be deemed confidential information or a trade secret under applicable state law.

     "Equipment" is defined as office and medical equipment that the Administrator owns or in which the Administrator has leasehold rights.

     "FEP" is defined as Medicare, Medicaid, CHAMPUS and of CHAMPVA or any other federal entitlement program.

     "Integrated Contract" is defined as that certain Integrated Medical Center Management and Security Agreement between CWC and the Administrator, inter alia, pursuant to which the Administrator shall perform the day to day Management Services required by Medcorp.

     "Integrated Practice" is defined as a healthcare practice offering medical care and chiropractic services, including primary and specialty healthcare, all in accordance with applicable federal and state laws, rules and regulations.

     "Integration Date" is defined as the date when the Medcorp commences rendering medical services.

     "Loan" is defined as that certain loan from CWC to Medcorp, not to exceed Forty Thousand dollars ($40,000.00). Repayment of the Loan is waived is waived for the first ninety (90) days after the Integration Date. Payments of interest only, at the rate of ten percent (10%) per annum, shall commence on the ninety first (91st) day after the Integration Date and shall be due and payable on the same day of the next nine (9) months thereafter at which time payments of principal as well as interest shall be due. Payments of principal plus interest thereon shall commence immediately thereafter and shall be paid monthly in forty eight (48) equal, consecutive payments. The Loan shall be due and payable upon termination of the Integrated Contract and shall be secured by a blanket lien on all of Medcorp's assets.

     "Management Services" are defined as those services as may be necessary or appropriate to meet the daily operational practice development and administrative requirements of the Medcorp. Such services shall include but are not limited to marketing and promotion of the Medcorp's practice, practice development, supervision of personnel, facilities management, personnel and human-resource administration, purchasing, billing. collecting and providing for legal and accounting services. Specifically, Management Services shall include: 1) record keeping and information provision; 2) billing and collection; 3) maintenance of Medcorp identity; 4) non-professional personnel matters; 5) computer systems; 6) equipment, supplies, furnishings; 7) stationery, business cards and billing forms; 8) continuing education; 9) scheduling; and 10) training.

     "Medcorp" is defined as a professional or business corporation, as the case may be, operating an Integrated Practice.

     "Medcorp Expenses" are defined as including, but not limited to:

          a. payroll or other compensation of professional personnel, payroll taxes, payroll service fees, unemployment insurance and other withholdings;

          b. compensation in an amount equal to ______________________ but not to exceed Six Thousand Dollars ($6,000.00) per annum, payable in monthly increments, to an appropriately licensed medical doctor for serving as Medcorp shareholder and director in such states where Medcorp is a professional corporation;

          c. employee benefits for professional employees (as determined by Medcorp with Administrator's and CWC's approval);

          d. professional liability (malpractice) or other insurance (in such instances where the Administrator fails to provide the required coverage for Medcorp);

          e. bank fees or lockbox fees; and

          f. loan interest and principal payments.

     CWC Revenue is not included in Medcorp Expenses.

     "Note" is defined as that certain promissory note executed by Medcorp evidencing the Loan.

     "Office Space" is defined as the office space which the Administrator owns or in which the Administrator has leasehold rights and located at ((Address 1)).

     "Patient" is defined as those persons receiving professional services or related care at the Medcorp's professional employees' request.


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     "Professional Employee Identification" is defined as the advertising of the availability at Medcorp of Medcorp's professional employees in compliance with appropriate advertising guidelines.

     "Restricted Area" is defined as a five (5 ) mile radius if in a rural area, two (2 ) mile radius if in a suburban area, and ten (10) block radius if in an urban center of any Integrated Practice to which CWC is furnishing management services, either directly or indirectly.

     "Term" is defined as thirty five (35) years from the date hereof.

     "Transition Period" is defined as the first ninety (90) days after Integration Date.

1. GENERAL PROVISIONS

     a. Term of Agreement. This Agreement shall commence on the Integration Date and shall continue in full force and effect for the Term unless earlier terminated as provided for herein.

     b. Integrated Practice. Within one hundred twenty (120) days of execution of this Agreement, CWC shall provide the services required for the proper functioning of an Integrated Practice by the Medcorp.

     c. Use of Office Space and Equipment. The Medcorp shall have the right to use the Office Space and the Equipment in a manner which is necessary and appropriate for the efficient and effective conduct of an Integrated Practice.

     d. Payment of Costs and Expenses. Until such time that the Medcorp generates cash receipts sufficient to cover Medcorp Expenses or in the event that the Medcorp is operating at a deficit, CWC shall make Advances to fund said costs . Such Advances shall be repaid upon termination of the Initial Term of the Integrated Contract as defined therein.

     e. Exclusivity. Medcorp hereby retains CWC as the sole and exclusive manager of all non-therapeutic services required by Medcorp and CWC accepts such assignment as provided for herein. CWC is authorized to take such actions which, in the reasonable exercise of its discretion, it deems necessary or appropriate in order to meet the daily requirements of Medcorp.

2. CWC OBLIGATIONS

     a. Generally. In order to allow the Administrator and Medcorp to operate on an efficient basis, CWC will provide the CWC Services, in its discretion and at its own cost (except where otherwise noted), set forth below:

                  (1) General Consultation. Consultation and seminars with regard to non-medical matters related to the management of an Integrated Practice including, but not limited to training of professionals and advertising.

                  (2) Computer Software. Initial software, installation , and initial training (up to sixteen (16) hours) prior to the Integration Date.

                  (3) Managed Care Contracts. Best efforts to make managed care contract arrangements available to the Medcorp. CWC reserves the right to contract with one or more managed care entities on behalf of the Medcorp and to negotiate a payment rate with respect to any and all such contractual arrangements, subject to Medcorp and Administrator's approval.

                  (4) Forms, Stationery, and Business Cards. Initial starter kit of forms to be used by the Medcorp. CWC shall also provide a thirty (30) day initial supply of stationery and business cards.

                  (5) Legal Support and Documentation. Cause the legal documentation required to establish an Integrated Practice including, but not limited to the formation of Medcorp (as a business or professional corporation, as appropriate) and medical and other professional employment and consulting contracts to be provided. CWC shall cause ongoing legal support and updates to assist the Administrator in complying with legal, regulatory, protocol and insurance requirements to be provided.

                  (6) Advertising and Practice Development Support. Selected resources in the field of promotion/advertising by making advertising programs, group purchasing power, practice development support, and Professional Employee Identification available to Medcorp.

                  (7) Medical Doctor. Assist in locating, recruiting and training (non-medical matters) medical doctors on Medcorp's behalf and upon selection of such medical doctors shall negotiate the terms of their employment on the Medcorp's behalf.

                  (8) Office Space and Equipment Sub-Lease. Sublet to Medcorp pursuant to the terms of a written lease, the Equipment and the Office Space at fair market value for a period to run concurrent with the duration of the Integrated Contract but in no event for a period less than one year unless prevented by circumstances beyond CWC's control.

                  (9) Lease of CWC Name. Lease the "Complete Wellness Center" name, or a derivation thereof, to Medcorp for the term of this Agreement.

     b. Appointment of Administrator. CWC shall appoint an Administrator to perform day-to-day services on Medcorp's behalf. The Management Services shall be performed by the Administrator acting in its best judgement, however, Administrator shall abide by all operating protocols, procedures, reports and disclosure requests established jointly by Medcorp, CWC and the Administrator.

     c. Billing and Collecting. CWC shall exercise best efforts to prepare and submit all bills, claim forms and other documentation required for Medcorp to obtain payment or reimbursement from any and all payors in connection with the treatment of Patients at the Office.

                  (1) Appointment as Attorney in Fact. In seeking payment, CWC shall act as Medcorp's agent and shall indicate on its billhead that it is billing in the name of Medcorp. Medcorp hereby appoints CWC, for the term hereof, as its true and lawful attorney in fact, with full power of assignment and substitution, to bill Patients on Medcorp's behalf; collect accounts receivable arising out of such billings; and receive payments on behalf of Medcorp from any and all insurance companies and third party payors, except as may be precluded by law with respect to FEP accounts. In connection with its billing activities, CWC may take possession of, and endorse in the name of Medcorp, any and all notes, drafts and other instruments received by way of payment.

                  (2) Payments received by Medcorp. Medcorp shall immediately remit to CWC any payments received directly from payors for application in accordance with the terms of this Agreement.

                  (3) Handling Proceeds of Collection. Medcorp shall not bill Patients or any third party payors for professional services rendered at the Office other than as provided for herein. All proceeds shall be deposited by CWC in accordance with the terms of this Agreement in a bank account(s) of its selection. CWC may authorize designated signatories with respect to such bank account(s) as it deems appropriate.

     d. Loan to Medcorp. In order to allow the Administrator and Medcorp to operate on an efficient basis, CWC will provide the Loan to Medcorp as described herein:

                  (1) Loan. Loan to Medcorp within five (5) days of satisfactory Verification (as defined in the Integrated Contract) an amount not to exceed Forty Thousand Dollars ($40,000.00) at an interest rate of Ten percent (10%) per annum during the Transition Period for the purpose of advancing the medical doctor's salary during the Transition Period and for providing equipment and supplies, including any additional computer hardware required; leasehold improvements; signage; marketing advertising and miscellaneous. CWC shall furnish Medcorp with invoices and/or other appropriate documentation evidencing an expenditure not to exceed Forty Thousand Dollars ($40,000). Medcorp shall execute such documentation as is

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usual and customary  for loans of such a nature, including, but not limited to, the Note which shall be secured by a blanket lien on all Medcorp assets.

3. MEDCORP OBLIGATIONS

     a. Sale of Equipment. Medcorp shall sell to Administrator upon termination of the Integrated Contract and upon repayment of the Loan and Advance(s), all non-proprietary equipment purchased from the proceeds of the Loan and/or Advance(s) for the sum of One Dollar ($l.00).

     b. Security Interest. So long as any amount of the Loan and/or Advance(s), interest thereon, or any other sum which may be due under this Agreement and/or the Integrated Contract remains unpaid, CWC shall have, and Medcorp hereby grants, a continuing security interest in all assets owned by Medcorp, including, but not limited to, all accounts receivables (unless otherwise prohibited by law) due Medcorp, from the date of this Agreement or hereafter acquired, evidencing any obligation to Medcorp and all accessories thereto, substitutions therefor and replacements, products and proceeds thereof. Medcorp agrees that from time to time, at the expense of Medcorp, Medcorp shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that CWC may reasonably request, in order to perfect any security interest granted or purported to be granted by Medcorp herein or to enable CWC to exercise and enforce its rights and remedies hereunder with respect to the collateral in which a security interest has been granted. Without limiting the generality of the foregoing, Medcorp shall execute and file such security agreements, financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as CWC may request, in order to perfect and preserve the security interest granted or purported to be granted hereby by Medcorp.

4. BANK ACCOUNTS

     a. Bank Account. All funds collected by the Administrator for the account of the Medcorp shall be deposited in a bank account maintained by the Administrator for and in the name of the Medcorp. CWC has the right to debit the bank account of Medcorp for unpaid obligations of Medcorp with respect to payroll, taxes and the CWC Fee and any unpaid amounts due under the Loan.

5. COMPENSATION

     a. CWC Fee. In consideration of the provision of CWC's Services to the Medcorp as provided for herein, CWC shall be entitled, under the terms and conditions herein, to the CWC Fee which shall be paid monthly and shall be due no later than the tenth (10th) day of each month.


6. TERMINATION

     a. Termination by CWC. CWC may, at any time at its election, terminate this Agreement by delivering written notice of termination to the Medcorp upon the occurrence of any of the following events.

              (1) a material breach by Medcorp of any of its obligations hereunder which, after ten (10) days written notice from CWC, has not been corrected by CWC; or

              (2) the dissolution, liquidation or bankruptcy of the Medcorp, the appointment of a receiver for the assets of the Medcorp, assignment by the Medcorp of assets for the benefit of creditors or any action taken or suffered by the Medcorp (with respect to the Medcorp) under any bankruptcy or insolvency act; or

              (3) The failure by the Medcorp to meet material standards of managed care payers.

     b. Termination by Medcorp. Medcorp may at any time at its election terminate this Agreement upon the occurrence of any of the following events:

              (1) a material breach by CWC of any of its obligations hereunder which, after ten (10) days' written notice from the Medcorp, has not been corrected by CWC, or

              (2) the dissolution, liquidation or bankruptcy of CWC, the appointment of a receiver for the assets of CWC, assignment by CWC of assets for the benefit of creditors or any action taken or suffered by CWC under any bankruptcy or insolvency act.

     c. Effect of Termination. Expiration or early termination of this Agreement shall not relieve, release or discharge any party hereto from any obligation, debt or liability which may previously have accrued and which remains to be performed upon the date of termination.

     d. Distribution of Funds. Upon termination of this Agreement, CWC shall first be paid any amount due under the CWC Fee and shall then be reimbursed for any amount outstanding under the Loan, Advances and liquidated damages unless otherwise agreed to in writing by CWC.

7. INSURANCE

     a. Malpractice Insurance. Medcorp, at its sale cost and expense shall provide (unless otherwise provided by professional employee,) keep and maintain throughout the entire term of this Agreement, professional liability insurance coverage on the Medcorp and all its professional employees in the minimum amount of One Million Dollars ($1,000,000.00) for each occurrence and Three Million Dollars ($3,000,000.00) in the aggregate or as legally required, whichever amount is greater, written an a company licensed to do business in the State of Medcorp's incorporation. The insurance policy or policies so obtained shall name the Administrator and CWC as an additional insured party thereunder where permitted. Such policy or policies shall also provide for at least thirty (30) days advance written notice from the insurer as to any alteration of coverage, cancellation or other termination be given the Administrator and CWC and to any other person or entity designated by CWC.

     b. Other Insurance. Medcorp shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and cowering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof. The insurance policy or policies so obtained shall name the Administrator and CWC as an additional insured party thereunder where permitted. Such policy or policies shall also provide for at least thirty (30) days advance written notice from the insurer as to any alteration of coverage, cancellation or other termination be given the Administrator and CWC and to any other person or entity designated by CWC.

8. COVENANTS NOT TO COMPETE OR SOLICIT, TRADE SECRETS AND CUSTOMER LISTS.

     a. Medcorp's Restrictions During the Term of the Agreement. During the term of this Agreement neither Medcorp nor any shareholder or partner of Medcorp, shall operate, manage or otherwise be involved with any other entity which renders chiropractic or medical services within the Restricted Area. During the term of this Agreement neither the Administrator and/or Client, nor any shareholder or partner of the Administrator and/or Client, shall operate, manage or otherwise be involved with an Integrated Practice without the written consent of CWC.

     b. CWC's Restrictions During the Term of this Agreement. During the term of this Agreement neither CWC nor any shareholder holding in excess of five percent (5%) of CWC stock, or partner, shall operate, manage or otherwise be involved with any other entity which renders chiropractic and/or medical services within the "Restricted Area" of the Medcorp.

     c. Confidential information. Each party hereto acknowledges and agrees that each will have access to certain Confidential Information and trade secrets of the other and that such information constitutes valuable, sale, special and unique property. The parties hereto further acknowledge and agree that each of them will not, at any time during or after the term hereof, in any fashion, form, or manner either directly or indirectly, divulge, disclose or communicate to any person, firm, or corporation in any manner whatsoever, Confidential Information. During such period, each party hereto shall be deemed to have a vital and protectable interest in such information and shall be

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entitled to injunctive relief if necessary to protect against and remedy wrongful disclosure or use of such information.

     d. Irreparable Damage. The parties hereto acknowledge and agree that consideration has been given to the nature and scope of the business and activities of both Medcorp and CWC and that the covenants contained in this Paragraph concerning territorial, substantive and time limitations are in all respects fair and reasonable in view of the facts involved. In the event that any court shall determine that the time, substantive and territorial limitations contained herein are not fair and reasonable, this Agreement shall nevertheless be enforced as to such time, substantive and territorial limits as are reasonable.

     e. Injunctive Relief. The parties further agree that in the event of the breach of any provision of this Agreement, and particularly this Paragraph, each party shall be entitled to a permanent injunction or similar court order enjoining The breaching party from acting in a fashion contrary to this Paragraph and that pending such determination the breaching party shall accede to a temporary restraining order, without prejudice to any other rights that the non-breaching party may have, all at the breaching party's expense.

     f. Independent Agreement. The covenants contained herein shall be construed as an independent agreement and the existence of any claim which the breaching party may have against the non-breaching party will not constitute a defense to the enforcement by the non-breaching party, by injunctive relief or otherwise, of the provisions contained herein.

9. REPRESENTATIONS

     a. FEP. Medcorp hereby represents to CWC that neither the Medcorp nor any of its professional employees shall render diagnosis, treatment, or evaluation to insureds of any FEP without first obtaining written authorization from CWC. In the event that such treatment is rendered, CWC shall be provided with immediate notice at which time CWC may terminate this Agreement for cause at CWC's discretion. The parties agree that if a violation of this paragraph results in termination of this Agreement then the party causing such breach shall be liable to the other party for any and all damages caused and/or sustained, including, but not limited to, the payment of any fines, liquidated damages, attorneys fees, costs and expenses.

     b. No Practice of Medicine. The parties hereto acknowledge that neither the Administrator nor CWC are authorized or qualified to engage in any activity which may be construed or be deemed to constitute the practice of medicine. Therefore, and notwithstanding any provision or implication to the contrary herein, neither CWC nor the Administrator shall engage in any activity which shall or may be deemed to constitute the practice of medicine, nor shall either of them in any way supervise or determine the method or standards of the medical care provided by the Medcorp's professional employees. Specifically, and without limitation, neither CWC nor the Administrator shall (a) determine whether or not or when a patient shall be admitted and/or discharged; or (b) determine or judge the standards and conduct of medical care set by the Medcorp's professional employees.

     c. No Referrals. Neither the Administrator nor CWC shall refer patients to the Medcorp.

     d. Access to Books and Records. The Medcorp agrees to give CWC or CWC's designee such access to its books, records and data as each may require. Any information so derived shall be subject to Paragraph 8c.

     e. Independent Contracting Parties. Medcorp and CWC are independent contracting parties and the relationship between them is that of a purchaser and an independent supplier of non-medical services respectively. Nothing in this Agreement shall be construed to create a principal-agent, employer-employee, master-servant, partner or joint venture relationship between them. The Medcorp shall, at all times, be the sole employer of its professional personnel, arrange directly with such employees for all salaries and other remuneration: and be ultimately responsible for the payment of all applicable federal, state, or local withholding or similar taxes and provision of worker's compensation and disability insurance, except as otherwise set forth herein, no party hereto shall have the authority to bind any other party hereto.

     f. Management of the Integrated Healthcare Facilities. Medcorp acknowledges and agrees that CWC is free to enter into agreements similar to the one memorialized herein with other persons or other entities.

10. MISCELLANEOUS

     a. Assignment. Medcorp shall not assign any of its right, title and interest under this Agreement without the prior written consent of CWC. For purposes hereof, any issuance, reissuance, sale, assignment or other conveyance, or the issuance of warrants, options or rights to subscribe to, purchase or otherwise acquire any shares of stock in Medcorp or securities convertible into shares of its stock, or the entry into any contract regarding same shall constitute an assignment of this Agreement. Such purported assignment shall be null and void and of no effect whatsoever, Medcorp also agrees that in the event of involuntary transfer of stock due to death of, or legal action against, any stockholder, at the election of the non-transferring entity, this Agreement shall be deemed breached by the other. CWC may assign any of its rights hereunder.

     b. Specific Performance. It is agreed that any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the other party, and recourse to injunction and/or specific performance, as well as to all other legal or equitable remedies to which such injured party may be entitled, will be authorized under such circumstances.

     c. Indemnity. Each party hereto hereby agrees to indemnify, defend and hold the other harmless from and against any and all costs, losses, claims, demands and liabilities, including reasonable attorneys' fees which arise out of or relate to any breach by the other of any of the terms and conditions in this Agreement; any negligent or intentional wrongful act of the other; any act or omission of the other which constitutes negligence; or any other act not authorized under the terms of this Agreement. If either party or any of its shareholders or affiliates is made a party to litigation or obligation or otherwise incurs any loss or expense as a result of the other's activities unconnected with the other's business at hereunder, such party shall forthwith upon demand, reimburse the other party or such individuals for any and all expenses incurred as a result thereof.

     d. Waiver of Breach. The parties understand and intend that each restriction agreed to hereunder shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any other restriction will not affect the enforceability of the remaining restrictions. It is further understood that one or more, or all of such restrictions, may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Agreement shall be deemed a waiver of any future breach. Each party hereby acknowledges that it is fully cognizant of the restrictions set forth in this Agreement and agrees that these provisions shall survive the termination of this Agreement for any reason.

     e. Notices. Except as otherwise provided herein, all requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered personally, by prepaid telex, telegram, FAX or mailed first class, post prepaid, certified United States Mail, return receipt requested, to the party who is to receive such notice, request, demand or communication at such party's address as set forth herein. Any party hereto may change its address for notice by giving to the other party written notice of such change. Any notice given hereunder shall be effective (i) if delivered personally, when delivered, (ii) if sent by telex, telegram or FAX, twenty-four (24) hours after sending, and (iii) if mailed, seventy-two (72) hours after the date of the mailing.

     f. Commitments Binding Only Upon Written Consent. Notwithstanding any provision herein to the contrary, it is expressly understood and agreed that neither party hereto shall have the right to make any contracts or commitments for or on behalf of the other party without the prior written consent of such other party.

     g. Time of Essence. Time is of the essence in regard to the obligations established hereunder. The parties hereto agree that they shall cooperate in good faith to accomplish the objectives of this Agreement and, documents and take such further action as may be reasonably necessary to effectuate the terms, conditions and purposes of this Agreement.

     h. Entire Agreement. This Agreement contains the entire understanding of The parties with respect to the subject matter hereof,

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supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

     i. Successors and Assigns. The provisions of this Agreement are intended for the regulation of relations among the parties hereto. This Agreement is not intended for the benefit of creditors or other third parties, and no rights are granted to such individuals or entities except where expressly referenced herein.

     J. Captions. The headings and captions herein are intended for convenience reference only, and shall not be deemed interpretative of the contents of such sections.

     k. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

     l. Governing Law. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of Maryland (without regard to the conflict of laws principles thereof) and venue shall be laid in Montgomery County.

     m. Arbitration. Except for any claim based on fraud or seeking injunctive relief, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, including without limitation any dispute concerning the scope of this Arbitration clause, shall be settled by arbitration, which shall be conducted in Montgomery County, Maryland, in accordance with the National Health Lawyer's Association ("NHLA") Alternative Dispute Resolution Service Rules of Procedure of Arbitration. The courts located in Montgomery County, Maryland, shall have exclusive jurisdiction for the entry of judgment upon any award rendered by such arbitration panel. The parties hereto consent to such exclusive jurisdiction and venue.

     n. Attorneys' Fees. Anything to the contrary contained herein notwithstanding, in the event of litigation or arbitration between the parties hereto, with respect to the subject matter hereof, the prevailing party in such proceeding shall be entitled to an award of costs and fees, including reasonable attorneys fees, incurred by reason of such proceeding, including costs and fees on appeal, if any.

     o. No Act Contrary To Law. Nothing herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any statute, law, ordinance or regulation which is inconsistent with this Agreement, such statute, law, ordinance or regulation shall prevail, and, in such event, the provision herein in conflict automatically shall be cur-railed, limited or eliminated to the extent necessary to bring it within legal limitations.

     p. Changes in Law and Regulations. In the event any applicable federal. state or local law or any regulation, order or policy issued under any such law is changed (or any judicial interpretation thereof is developed or changed) in a way which will have a material adverse affect on the practical realization of the benefits anticipated by one or more parties to this Agreement, the adversely affected party or parties shall notify the other party or parties in writing of such change and the offset of such change. The parties shall enter into good faith negotiations to modify this Agreement to compensate for such change. If an agreement on a method for modifying this Agreement is not reached within thirty (30) days of such written notice, the matter shall be submitted to a mediation with a single mediator for mediation in Montgomery County. Maryland, pursuant to the rules and procedures of the NHLA Alternative Dispute Resolution Service Rules of Procedure for Mediation.

     q. Force Majeure. If any party's ability to perform its obligations hereunder is limited or prevented in whole or in part due directly to acts of God, war, invasion, acts of foreign enemy, hostilities (whether war be declared or not), strikes and/or industrial dispute, delay on the part of a supplier or transportation delay, such party, without liability of any kind, shall be excused, discharged, and released from performance to the extent such performance is limited, delayed or prevented.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands the day and year first above written.

((CWMC_Name))


By:
     -------------------------------------------
     ((Title)) ((First_Name)) ((Last_Name)), President


Complete Wellness Centers, Inc., a Delaware
Corporation


By:
     -------------------------------------------
     E. Eugene Sharer, President




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


                                  EXHIBIT "A"


Office Space rental per annum:

Equipment rental per annum:

Marketing and promotion per annum

Supervision of personnel per annum

Facilities management per annum

Personnel and human-resource administration per annum

Group Purchasing services per annum

Billing and Collection

Forty thousand dollar loan interest cost per annum

General Consultation per annum

Negotiation of managed care contracts per annum

Training professionals in multi-disciplinary protocols per annum

Updates on protocols, public relations, and regulatory and legislative changes per annum

Provide retail, cluster marketing and public relations campaigns per annum

Assist in locating, recruiting and training (non-medical matters) medical doctors per annum

Record-Keeping and Information Provision per annum

Hiring of Non-Professional Personnel

Scheduling per annum

Training in systems, procedures and protocols of non-professional personnel per annum



                                      7